Exhibit 99.1

FOR IMMEDIATE RELEASE

Altisource Residential Corporation Announces Acquisition of 1,957 Rental Homes;

Rental Portfolio Now Exceeds 12,000 Properties

Growth Plan Remains on Track

CHRISTIANSTED, U.S. Virgin Islands, November 29, 2017 (GLOBE NEWSWIRE) — Altisource Residential Corporation (“RESI” or “the Company”) (NYSE:RESI) today announced that it has completed the acquisition of an additional 1,957 single family rental properties from entities sponsored by Amherst Holdings, LLC (“Amherst”) for an aggregate purchase price of $305.1 million. The transaction was the third and final closing under the Company’s previously announced Purchase and Sale Agreement (the “Purchase Agreement”), to acquire up to 3,500 single-family rental properties from Amherst.

With the completion of this transaction, RESI now has acquired an aggregate of 3,465 rental homes from Amherst under the Purchase Agreement since March 2017. RESI’s rental portfolio now exceeds 12,000 homes.

Consistent with the previous two closings under the Purchase Agreement, RESI received seller financing of 75% of the purchase price pursuant to two separate loan agreements, each with a term of five years and a fixed interest rate of 4.0%. In connection with the acquisition, RESI has again retained the current property manager, Main Street Renewal, LLC, for the acquired properties. Hunton & Williams LLP acted as legal counsel to RESI for the transaction.

“The consummation of this closing under the Purchase Agreement with Amherst marks the final piece of this important transaction for RESI,” stated Chief Executive Officer, George Ellison. “Our rental portfolio now exceeds 12,000 homes, which we believe enhances our ability to provide stable cash flows and build long-term value for our shareholders.”

About RESI

RESI is focused on providing quality, affordable rental homes to families throughout the United States. Additional information is available at www.altisourceresi.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,”

“estimate,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; the Company’s ability to integrate newly acquired rental assets into the portfolio; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties and sub-performing and non-performing loans; the Company’s ability to acquire single-family rental properties generating attractive returns; the Company’s ability to sell residential mortgage assets or non-rental real estate owned on favorable terms or at all; the Company’s ability to predict costs; the Company’s ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties or the collateral underlying sub-performing and non-performing loan portfolios; the Company’s ability to obtain and access financing arrangements on favorable terms or at all; the Company’s ability to apply the net proceeds from financings or asset sales to acquire target assets in a timely manner or at all; the Company’s ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of Altisource Portfolio Solutions S.A. and its affiliates to effectively perform their obligations under various agreements with the Company; the failure of Main Street Renewal, LLC to effectively perform under its property management agreement with the Company; the failure of the Company’s mortgage loan servicers to effectively perform their servicing obligations under their servicing agreements; the Company’s failure to qualify or maintain qualification as a REIT; the Company’s failure to maintain its exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative or regulatory tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

CONTACT:    Robin N. Lowe

Chief Financial Officer

T: +1-345-815-9919

E: Robin.Lowe@AltisourceAMC.com